Exhibit 10.1

CARMIKE CINEMAS, INC.

2007 BASE SALARIES FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	2007 Base Salary
Michael W. Patrick President, Chief Executive Officer and Chairman of the Board of Directors	$850,000	(1)

Fred W. Van Noy Senior Vice President and Chief Operating Officer	$350,000

Richard B. Hare Senior Vice President – Finance, Treasurer and Chief Financial Officer	$316,250

Lee Champion Senior Vice President, General Counsel and Secretary	$316,250

Anthony J. Rhead Senior Vice President – Entertainment and Digital	$225,000

(1)	Mr. Patrick’s base salary is set pursuant to the terms of his employment agreement with the Company effective as of January 31, 2002.